       As filed with the Securities and Exchange Commission on September 1, 2004
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                ----------------

                               MOTIENT CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   93-0976127
(States or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

                            300 KNIGHTSBRIDGE PARKWAY
                             LINCOLNSHIRE, IL 60069
                                 (847) 478-4200
   (Address, including zip code, of registrant's principal executive offices)

                 MOTIENT CORPORATION 2004 RESTRICTED STOCK PLAN
                            (Full title of the plan)

                              ROBERT MACKLIN, ESQ.
                                 GENERAL COUNSEL
                               MOTIENT CORPORATION
                            300 KNIGHTSBRIDGE PARKWAY
                             LINCOLNSHIRE, IL 60069
                                 (847) 478-4200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                               CALCULATION OF REGISTRATION FEE
----------------------------------------------- ----------------- -------------------- --------------------- -----------------
                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
             TITLE OF EACH CLASS                  AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING      AMOUNT OF
                                                                                                               REGISTRATION
        OF SECURITIES TO BE REGISTERED             REGISTERED            SHARE                PRICE                FEE
----------------------------------------------- ----------------- -------------------- --------------------- -----------------
Common Stock, par value $0.01 per share          1,000,000 (1)         $9.85 (2)           $9,850,000 (2)          $1,248
----------------------------------------------- ----------------- -------------------- --------------------- -----------------

 (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), the number of shares of common stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock.
(2) Calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the bid and ask prices per share of the common stock on August 30, 2004, as reported by the OTC Bulletin Board.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to each recipient of an award under the Motient Corporation 2004 Restricted Stock Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  Motient hereby incorporates by reference into this registration statement the following documents previously filed with the SEC:

         o Our annual report on Form 10-K for the year ended December 31, 2003, filed with the SEC on July 2, 2004 (File No. 0-23044);

         o Our quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, filed with the SEC on July 2, 2004, and August 16, 2004, respectively (File Nos. 0-23044);

         o Our current reports on Form 8-K, filed with the SEC on February 13, 2004, February 20, 2004, April 8, 2004, July 8, 2004, July 9, 2004, July 15, 2004 and July 16, 2004 (File Nos.
                  0-23044) and an amendment to our current report on Form 8-K/A, filed with the SEC on March 9, 2004 (File No. 0-23044); and

         o The description of the shares of our common stock contained in Amendment No. 2 to Registration Statement on Form 8-A, dated May 1, 2002, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report subsequently filed for the purpose of updating that description.

         All documents filed by Motient pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the SEC's rules, deemed to be "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act.


         The consolidated financial statements of Motient incorporated in this registration statement by reference to the annual report on Form 10-K of Motient for the year ended December 31, 2003, have been so incorporated in reliance on the report of Friedman LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Robert Macklin, General Counsel and Secretary of the Motient, has rendered the opinion filed herewith as to the legality of the shares of the common stock being registered pursuant to this Registration Statement. As of August 25, 2004, Mr. Macklin held options to purchase 25,619 shares of common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

         Under Section 145 of the DGCL, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding:
(1) if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and
(2) in the case of a criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

         A corporation also is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification is permitted with respect to any claim, issue or matter as to which the person is found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines the person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

         A corporation must indemnify any present or former director or officer of the corporation who is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by such person. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

         Motient's Restated Certificate of Incorporation provides that no director of Motient shall be personally liable for breach of fiduciary duty as a director. Any repeal or modification of such provision shall not adversely affect any right or protection, or any limitation of the liability of, a director of Motient existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification. Both the Motient Restated Certificate of Incorporation and Motient's Amended and Restated Bylaws contain provisions that further provide for the indemnification of directors and officers in accordance with and to the fullest extent permitted by the DGCL.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER             DESCRIPTION
------             -----------

4.1 Restated Certificate of Incorporation of Motient (as restated effective May 1, 2002) incorporated by reference to Exhibit
                  3.1 of Motient's Amendment No. 2 to Registration Statement on Form 8-A, filed May 1, 2002).

4.2 Amended and Restated Bylaws of Motient (as amended and restated effective May 1, 2002) (incorporated by reference to
                  Exhibit 3.1 of Motient's Amendment No. 2 to Registration Statement on Form 8-A, filed May 1, 2002).

4.3 Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Motient's Amendment No. 2 to Registration Statement on Form 8-A, filed May 1, 2002).

5.1               Opinion of General Counsel of Motient Corporation

23.1              Consent of Registered Independent Public Accounting Firm
                  (filed herewith)

23.2 Consent of General Counsel of Motient Corporation (included in exhibit 5.1)

99.1              Motient Corporation 2004 Restricted Stock Plan

99.2              Form of Restricted Stock Agreement


ITEM 9.  UNDERTAKINGS.

         (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lincolnshire, State of Illinois, on August 31, 2004.


                                           MOTIENT CORPORATION


                                     By:   /S/ Christopher W. Downie
                                           ------------------------------------
                                           Executive Vice President,
                                           Chief Operating Officer and Treasurer

POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Robert L. Macklin, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURE                                    TITLE                           DATE
      ---------                                    -----                           ----


/S/ Christopher W. Downie         Executive Vice President, Chief Operating   August 31, 2004
-------------------------         Officer and Treasurer (principal
Christopher W. Downie             executive officer)



/S/ Myrna J. Newman               Controller and Chief Accounting Officer     August 31, 2004
-------------------               (principal financial and accounting
Myrna J. Newman                   officer)


/S/ Steven G. Singer              Chairman of the Board                       August 31, 2004
--------------------
Steven G. Singer


                                  Director                                    August __, 2004
-------------------
Peter D. Aquino


/S/ James D. Dondero              Director                                    August 31, 2004
--------------------
James D. Dondero


/S/ Jonelle St. John              Director                                    August 31, 2004
--------------------
Jonelle St. John


                                  Director                                    August __, 2004
---------------------
Gerald S. Kittner


/S/ Raymond L. Steele             Director                                    August 31, 2004
---------------------
Raymond L. Steele


                               INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION
------              -----------

5.1 Opinion of General Counsel of Motient Corporation (filed herewith)
23.1              Consent of Independent Public Accounting Firm (filed herewith)
23.2 Consent of General Counsel of Motient Corporation (included in exhibit 5.1)
99.1 Motient Corporation 2004 Restricted Stock Plan (filed herewith)
99.2              Form of Restricted Stock Agreement (filed herewith)